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                                 UGI CORPORATION

                            SENIOR EXECUTIVE EMPLOYEE

                               SEVERANCE PAY PLAN

                         AS AMENDED ON DECEMBER 7, 2004

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                                 UGI CORPORATION
                            SENIOR EXECUTIVE EMPLOYEE
                               SEVERANCE PAY PLAN

                                TABLE OF CONTENTS

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                                                                         Page
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Article I      Background, Purpose and Term of Plan.....................   1

Article II     Definitions..............................................   2

Article III    Participation and Eligibility for Benefits...............   5

Article IV     Benefits.................................................   7

Article V      Method and Duration of Benefit Payments..................  10

Article VI     Administration...........................................  11

Article VII    Amendment and Termination................................  13

Article VIII   Duties of the Company....................................  14

Article IX     Claims Procedures........................................  15

Article X      Miscellaneous............................................  17

Appendix A     Change of Control........................................ A-1
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                                    ARTICLE I

                      BACKGROUND, PURPOSE AND TERM OF PLAN

      Section 1.01 Background. This Plan was amended and restated in its entirety on April 30, 1993 to reflect sponsorship by a new entity following the April 10, 1992 reorganization of UGI Utilities, Inc. (formerly, UGI Corporation) and was again amended and restated as of January 1, 1997, December 16, 2003 and December 7, 2004. The terms and conditions of this Plan apply to the designated senior executive employees in the United States of UGI Corporation, its subsidiary UGI Utilities, Inc. and certain other affiliated entities, but not to employees of AmeriGas Propane, Inc. or its subsidiaries.

      Section 1.02 Purpose of the Plan. The Plan is intended to alleviate, in part or in full, financial hardships which may be experienced by certain Executive Employees employed in the United States whose employment is terminated without Just Cause, in recognition of their past service to the Company and its Affiliates. In essence, benefits under the Plan are intended to be additional compensation for past services or for the continuation of specified employee benefits for a transitional period. The amount or kind of benefit to be provided is to be based on the Participant's Compensation, and the employee benefit programs applicable to him or her, at his or her Employment Termination Date. The Plan is not intended to be included in the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2)(B)(i) of ERISA. Rather, this Plan is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Accordingly, the benefits paid by the Plan are not deferred compensation and no employee shall have a vested right to such benefits. In addition, the Plan has been drafted to give the Company broad discretion in designating individuals who are eligible for benefits and the amount of such benefits. All actions taken by the Company shall be in its role as the plan sponsor and not as a fiduciary.

      Section 1.03 Term of the Plan. This amendment and restatement is a continuation of the Company's existing Plan. The Plan will continue until such time as the Company, acting in its sole discretion, elects to modify, supersede or terminate it in accordance with the further provisions hereof.

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                                   ARTICLE II

                                   DEFINITIONS

      Section 2.01 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

      Section 2.02 "Benefit" or "Benefits" shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article IV of the Plan.

      Section 2.03 "Board of Directors" shall mean the Board of Directors of the Company, or any successor thereto.

      Section 2.04 "Chairman of the Board" shall mean the individual serving as the Chairman of the Board of Directors of the Company as of the date of reference.

      Section 2.05 "Change of Control" shall mean a change of control as defined in the attached Appendix A, as amended from time to time by the Committee, in its discretion.

      Section 2.06 "Chief Executive Officer" shall mean the individual serving as the Chief Executive Officer of the Company as of the date of reference.

      Section 2.07 "Committee" shall mean the administrative committee designated pursuant to Article VI of the Plan to administer the Plan in accordance with its terms, or its delegate.

      Section 2.08 "Company" shall mean UGI Corporation, a Pennsylvania corporation, and any corporation succeeding to the business of UGI Corporation by merger, consolidation, liquidation, purchase of assets or stock or similar transaction.

      Section 2.09 "Compensation" shall mean the Participant's annual base salary and applicable target annual bonus amount (if any) in effect on the first day of the calendar quarter immediately preceding the Participant's Employment Termination Date.

      Section 2.10 "Employment Commencement Date" shall mean the most recent day on which a Participant became an employee of the Company, any Affiliate of the Company, or any entity whose business or assets have been acquired by the Company, its Affiliates or any predecessor of such entities, unless the Company determines to give credit for prior service, if any.

      Section 2.11 "Employment Termination Date" shall mean the date on which the employment relationship between the Participant and the Company and its Affiliates is terminated.

      Section 2.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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      Section 2.13 "Executive Employee" shall mean any of the following employees who are employed in the United States:

                  (a) An employee of the Company who is classified as Grade 76 or above;

                  (b) An employee of UGI Utilities, Inc. or its successor who is classified as Grade 38 or above; or

                  (c) An executive level employee of any other Affiliate of the Company operating in the United States, other than AmeriGas Propane, Inc. and its subsidiaries, who is designated in writing by the Company as eligible to participate in the Plan.

In no event shall employees who are employed outside the United States, or employees of AmeriGas Propane, Inc. or its subsidiaries, participate in the Plan. In no event shall any of the following persons be considered an employee for purposes of the Plan: (i) independent contractors, (ii) persons performing services pursuant to an arrangement with a third party leasing organization or
(iii) any person whom the Company determines, in its sole discretion, is not a common law employee, whether or not any such person is later determined to have been a common law employee of the Company or an Affiliate.

      Section 2.14 "Executive Equity Plan" shall mean any long-term equity incentive plan of the Company or any of its Affiliates, including without limitation the UGI Corporation 2004 Omnibus Equity Compensation Plan, the UGI Corporation 2000 Stock Incentive Plan, the UGI Corporation 1997 Stock Option and Dividend Equivalent Plan and the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan.

      Section 2.15 "Just Cause" shall mean (i) dismissal of an Executive Employee due to misappropriation of funds, (ii) substance abuse or habitual insobriety that adversely affects the Executive Employee's ability to perform his or her job, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties. Disputes with respect to whether Just Cause exists shall be resolved in accordance with Article IX.

      Section 2.16 "Participant" shall mean any Executive Employee who has been designated by the Company as a participant in this Plan.

      Section 2.17 "Plan" shall mean the UGI Corporation Senior Executive Employee Severance Pay Plan, as set forth herein, and as the same may from time to time be amended.

      Section 2.18 "Plan Year" shall mean each fiscal year of the Company during which this Plan is in effect.

      Section 2.19 "President and Chief Operating Officer" shall mean the individual serving as the President and Chief Operating Officer of the Company as of the date of reference.

      Section 2.20 "Release" shall mean a release and discharge of the Company, all of its Affiliates, and all affiliated persons and entities from any and all claims, demands and

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causes of action, other than as to amounts or benefits due to the Participant under any qualified employee retirement plan of the Company or an Affiliate, which shall be in such form as may be proscribed by the Company, acting as an employer and not as a fiduciary, from time to time and with such modifications as the Company deems appropriate for the Participant's particular situation.

      Section 2.21 "Restricted Awards" shall mean restricted stock, stock units, performance units, restricted units, dividend equivalents, distribution equivalents and other equity-based awards, other than stock options, that are granted to a Participant under an Executive Equity Plan.

      Section 2.22 "Salary Continuation Period" shall equal one business day for each month which is included in the Participant's Years of Service plus the number of months of paid notice under Section 4.01(c), to a maximum of fifteen
(15) months (thirty (30) months in the case of the Chief Executive Officer).

      Section 2.23 "Year of Service" shall mean each twelve (12) month period (or part thereof) beginning on the Participant's Employment Commencement Date and ending on each anniversary thereof. Additional Years of Service based on earlier employment with the Company, any Affiliate of the Company or any entity whose business or assets have been acquired by the Company, its Affiliates or any predecessor of such entities, shall be counted only if permitted by the Company.

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                                   ARTICLE III

                                  PARTICIPATION
                          AND ELIGIBILITY FOR BENEFITS

      Section 3.01 General Eligibility Requirement. In its sole discretion, acting in its role as Plan sponsor and not as a fiduciary, the Company may grant a Benefit under this Plan to any Executive Employee whom the Company designates as a Participant and whose employment is terminated by the Company or an Affiliate other than for Just Cause, death, or continuous illness, injury or incapacity for a period of six consecutive months. Notwithstanding anything herein to the contrary, an Executive Employee will not be considered to have incurred a termination by the Company or an Affiliate for purposes of this Plan if his or her employment is discontinued due to voluntary resignation or the expiration of a leave of absence. In addition, the Executive Employee must meet the requirements of Section 3.03 in order to receive a Benefit under this Plan.

      Section 3.02 Substantially Comparable Employment. In the absence of a Change of Control, notwithstanding anything herein to the contrary, no Benefits shall be due hereunder to an Executive Employee in connection with the disposition of a business, division or affiliated company by the Company or an Affiliate if substantially comparable terms of employment, as determined by the Company, have been offered to the Executive Employee by the transferee; provided, however, that the Company, acting in its role as Plan sponsor and not as a fiduciary, may determine that the Company or an Affiliate will provide some or all of the Benefits to an Executive Employee whose employment with the Company and its Affiliates is terminated as described in Section 3.01. This
Section 3.02 shall not apply at or after a Change of Control.

      Section 3.03 Conditions to Entitlement to Benefits.

            (a) As further conditions to entitlement to Benefits under the Plan, all Participants must, prior to the payment of any Benefits due hereunder, (i) sign and not rescind or contest the enforceability of a Release; (ii) ratify any patent assignment, confidentiality, non-solicitation, non-competition and other post-employment activities agreement in effect between the Participant and the Company or an Affiliate; (iii) return to the Company and its Affiliates any and all property of the Company and its Affiliates held by the Participant, including, but not limited to, all reports, manuals memoranda, computer disks, tapes and data made available to the Participant during the performance of the Participant's duties, including all copies; (iv) hold confidential any and all information concerning the Company and its Affiliates, whether with respect to its business, subscribers, providers, customers, operations, finances, employees, contractors, or otherwise; and (v) cooperate fully with the Company and its Affiliates to complete the transition of matters with which the Participant is familiar or responsible to other employees and make himself or herself available to answer questions or assist in matters which may require attention after the Participant's Employment Termination Date.

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            (b) If the Committee determines, in its sole discretion, that the
Participant has violated one or more of the foregoing conditions to entitlement to Benefits, the Committee may determine that the Participant will not receive the Benefits or the Company may discontinue the payment of Benefits under the Plan. Any remedy under this Section 3.03 shall be in addition to, and not in place of, any other remedy the Company and its Affiliates may have, at law or otherwise.

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                                   ARTICLE IV

                                    BENEFITS

      Section 4.01 Amount of Immediate Cash Benefit. The Company, acting in its role as Plan sponsor and not as a fiduciary, shall determine which Executive Employees shall be awarded a Benefit hereunder and the amount of any such Benefit. The Company may take into account any factors it determines to be relevant in deciding which Executive Employees shall be awarded Benefits and the amount of such Benefits, and need not apply its determinations in a uniform manner to terminated Executive Employees similarly situated. All such decisions shall be final, binding and conclusive with respect to the Participant. Unless the Company determines otherwise, the cash amount to be paid to a Participant eligible to receive Benefits under Section 3.01 hereof shall be paid in a lump sum as provided in Section 5.01 hereof and shall equal the sum of the amounts described in subsections (a) through (d), less the amount described in subsection (e), except that any payment under paragraph (b) below that is based on annual financial performance will be excluded from the lump sum payment and paid separately as provided below:

            (a) An amount equal to the Participant's earned and accrued vacation entitlement, including banked vacation time, and personal holidays through the end of the Participant's Salary Continuation Period.

            (b) An amount equal to the Participant's annual target bonus amount under the applicable annual bonus plan (or its successor) for the current Plan Year multiplied by the number of months elapsed in the current Plan Year to his or her Employment Termination Date and divided by twelve (12), together with any amounts previously deferred by the Participant under such plan (with interest thereon at the rate prescribed by such plan) as well as any amounts due from the prior year under such plan but not yet paid, provided, however, that if the Employment Termination Date occurs in the last two (2) months of the fiscal year, the amount of the current Plan Year target bonus to be paid pursuant to this paragraph (b) shall be determined and paid after the end of the fiscal year in accordance with the terms and conditions of the applicable annual bonus plan as though the Participant were still an employee, except that the weighting to be applied to the Participant's business/financial performance goals under the annual bonus plan will be deemed to be 100%; provided further, however, that the Company may, in its sole discretion, determine that the amount payable pursuant to this paragraph (b) for Employment Termination Dates occurring in the last two
(2) months of the fiscal year may be computed in the same manner as that provided for Employment Termination Dates occurring during the first ten (10) months of the fiscal year.

            (c) In the case of the Chief Executive Officer, an amount of paid notice equal to eighteen (18) times a fraction, the numerator of which is his or her Compensation and the denominator of which is twelve (12), in the case of the President and Chief Operating Officer, an amount of paid notice equal to twelve
(12) times a fraction, the numerator of which is his or her Compensation and the denominator of which is twelve (12), and in the case of all other Participants, an amount of paid notice equal to sixty-five (65) times a fraction, the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty (260).

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            (d) An amount equal to the number of the Participant's Years of
Service multiplied by twelve (12) times a fraction, the numerator of which is the Participant's Compensation and the denominator of which is two-hundred sixty
(260); provided, however, that such amount shall not exceed 100% of the Participant's Compensation.

            (e) If the Participant's employment with the Company and its Affiliates terminates before a Change of Control, the cash amount computed in subsections (a) through (d) above shall be reduced by the amount of cash and the fair market value of any stock, partnership units or other property that is payable to the Participant under Restricted Awards after the Participant's termination of employment, as determined by the Committee. The Committee may determine that payment of a portion of the Benefit under this Plan will be delayed pending calculation of the amount payable under Restricted Awards, or the Committee may decide to pay the amounts described in subsections (a) through
(d) above immediately and offset amounts payable under the Restricted Awards by the amount of the Benefit previously paid under this Plan. In no event shall a Participant be required to return to the Company or an Affiliate any amounts previously paid under this Plan as a result of a decline in the value of Restricted Awards.

            (f) The offset described in subsection (e) shall not apply if the Participant's employment with the Company and its Affiliates terminates at or after a Change of Control. In addition, the offset described in subsection (e) shall not apply to any Restricted Awards for which all requirements for payment have been met before the Participant's Employment Termination Date (for example, if the restriction period for a Restricted Award ends on December 31, 2005, the Restricted Award is payable on February 1, 2006 and the Participant's employment is terminated on January 15, 2006, Benefits under this Plan shall not be offset by the Restricted Award).

      Section 4.02 Executive Benefits. A Participant shall continue to be entitled, through the end of the Participant's Salary Continuation Period, to those employee benefits listed below (but only if they are in effect from time to time during the Salary Continuation Period) based upon the amount of coverage or benefit provided at the Participant's Employment Termination Date:

                  (a) Basic Life Insurance;

                  (b) Supplemental Life Insurance; and

                  (c) Medical Plan and Dental Assistance Plan, including COBRA continuation coverage; and

                  (d) Executive Retirement Plan

In each case, when contributions are required of all Executive Employees at the time of the Participant's Employment Termination Date, or thereafter, the Participant shall be responsible for making the required contributions at the employee rate, on an after-tax basis only, during the Salary Continuation Period in order to be eligible for the coverage. In lieu of any or all of the coverages provided under any of clauses (a) through (c) above, the Company or an Affiliate may pay to the Participant, at the time payment is otherwise to be made of cash Benefits pursuant to

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Section 5.01 hereof, a single lump sum payment equal to the then present value of the cost of such coverages. Notwithstanding anything herein to the contrary, any such coverages shall be discontinued if, and at the time, the Participant obtains other employment and becomes eligible to participate in the plan of, or is provided similar coverage by, a new employer; provided, however, that the Participant shall not be required to refund any sum to the Company or an Affiliate should a lump sum have been paid pursuant to the preceding sentence. Any applicable conversion rights shall be provided to the Participant at the time coverage ceases. The Committee shall determine to what extent, if any, any other perquisites or benefit coverages such as tax preparation services, shall continue to be provided during the Salary Continuation Period and whether the Participant shall be entitled to outplacement services or to receive title to the Participant's Company-supplied automobile, if any, in which case the value of the Participant's cash Benefit under Section 4.01 hereof shall be increased accordingly. The Participant shall be responsible for the payment of sales tax on such automobile, if any.

      Section 4.03 Retirement Plans. This Plan shall not govern and shall in no way affect the Participant's interest in, or entitlement to benefits under, any of the qualified retirement plans of the Company or an Affiliate and any payments received under any such plan shall not affect a Participant's right to any Benefit hereunder.

      Section 4.04 Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of benefits under a qualified retirement plan of the Company or an Affiliate or an Executive Equity Plan, and a terminated Executive Employee shall not, except as provided in Section 4.01(a) hereof, accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Salary Continuation Period during which benefits are payable under this Plan. The benefits payable under this Plan shall be in addition to and not in lieu of any payments or benefits due to the Participant under any other plan, policy, or program of the Company and its Affiliates. Notwithstanding anything herein to the contrary, as determined by the Company, the Benefits payable under this Plan to any Participant may be reduced by any and all payments required to be made by the Company or an Affiliate under federal, state and local law, including the Worker Adjustment and Retraining Notification Act, 29 U.S.C.
Section 2101 et. seq. or under any employment agreement or special severance arrangement.

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                                    ARTICLE V

                     METHOD AND DURATION OF BENEFIT PAYMENTS

      Section 5.01 Method of Payment. The cash Benefits to which a Participant is entitled, as determined pursuant to Article IV hereof, shall be paid in a lump sum. Payment shall be made by mailing to the last address provided by the Participant to the Company or an Affiliate. Payment shall be made as soon as reasonably practicable after the fulfillment of all conditions for payment of the Benefit set forth in Section 4.01, and subject to compliance with all requirements of Section 3.03. All payments under the Plan are subject to applicable federal, state and local taxes.

      Section 5.02 Payments to Beneficiaries. Each Participant shall designate one or more beneficiaries to receive any Benefits due hereunder in the event of the Participant's death prior to the receipt of all such Benefits. Such beneficiary designation shall be made in the manner, and at the time, prescribed by the Committee. In the absence of an effective beneficiary designation hereunder, the Participant's estate shall be deemed to be the Participant's designated beneficiary.

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                                   ARTICLE VI

                                 ADMINISTRATION

      Section 6.01 Appointment. The Committee shall consist of one (1) or more persons appointed by the Board of Directors. Committee members may be, but need not be, employees of the Company.

      Section 6.02 Tenure. Committee members shall serve at the pleasure of the Board of Directors. Committee members may resign at any time on ten (10) days' written notice, and Committee members may be discharged, with or without cause, at any time by the Board of Directors.

      Section 6.03 Authority and Duties. It shall be the duty of the Committee, on the basis of information supplied to it by the Company, to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefits to which each such Participant may be entitled, and to determine the manner, time of payment and other requirements of payment of Benefits consistent with the provisions hereof. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The Committee shall have the full power and discretionary authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. All decisions, actions, and interpretations of the Committee shall be final, binding, and conclusive upon the parties. The Committee may delegate ministerial and other responsibilities to one or more Company employees.

      Section 6.04 Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or at the direction of the Chairperson, without a meeting, by mail, telegraph, telephone, or electronic communication device; provided that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon.

      Section 6.05 Officers of the Committee. The Committee shall designate one of its members to serve as Chairperson thereof. The Committee shall also designate a person to serve as Secretary of the Committee, which person may be, but need not be, a member of the Committee.

      Section 6.06 Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee.

      Section 6.07 Records, Reporting, and Disclosure. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant

                                       11
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shall examine only such records as pertain exclusively to the examining
Participant and to the Plan. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

      Section 6.08 Actions of the Committee. All determinations made by the Committee under the Plan shall be made solely at the discretion of the Committee. The exercise of discretion by the Committee need not be uniformly applied to similarly situated Participants and shall be final and binding on each Participant or beneficiary to whom the determination is directed.

      Section 6.09 Benefits of the Chief Executive Officer and other Executive Officers. Notwithstanding the foregoing, the Compensation and Management Development Committee shall serve as the Committee under the Plan with respect to the Chief Executive Officer of the Company and other executive officers (as determined by the Board of Directors). The Compensation and Management Development Committee of the Board of Directors shall make all determinations with respect to the Chief Executive Officer and other executive officers as to any matter that directly pertains to, or affects, the Chief Executive Officer or other executive officers.

      Section 6.10 Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law (if any) shall be required by the Plan.

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                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

      Section 7.01 Amendment, Suspension and Termination. The Company, by action of its Board of Directors or its Compensation and Management and Development Committee, retains the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. No such amendment shall give the Company or an Affiliate the right to recover any amount paid to a Participant prior to the date of such amendment or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits.

                                       13
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                                  ARTICLE VIII

                              DUTIES OF THE COMPANY

      Section 8.01 Records. The Company shall supply to the Committee all records and information necessary to the performance of the Committee's duties.

      Section 8.02 Payment. The Company shall make payments from its general assets to Participants in accordance with the terms of the Plan, as directed by the Committee.

      Section 8.03 Discretion, Delegation.

            (a) Any decisions, actions or interpretations to be made under the Plan by the Company shall be made in its sole discretion, not in any fiduciary capacity and need not be uniformly applied to similarly situated individuals, and such decisions, actions or interpretations shall be final, binding and conclusive upon all parties.

            (b) The Company may take actions under the Plan by action of its Board of Directors or its Compensation and Management Development Committee, or by action of any officer or administrative committee to whom any of the Company's authority with respect to the Plan shall have been delegated. The Compensation and Management Development Committee shall be authorized to take all Company actions under the Plan with respect to the Chief Executive Officer and other executive officers (as determined by the Board of Directors).

                                       14
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                                   ARTICLE IX

                                CLAIMS PROCEDURES

      Section 9.01 Application for Benefits. Participants who believe they are eligible for benefits under this Plan may apply for such benefits by completing and filing with the Committee an application for benefits on a form supplied by the Committee. Before the date on which benefit payments commence, each such application must be supported by such information as the Committee deems relevant and appropriate.

      Section 9.02 Claim. A terminated employee may contest his or her eligibility for the amount of benefit awarded by completing and filing with the Committee a written request for review in the manner specified by the Committee. Each such application must be supported by such information as the Committee deems relevant and appropriate. The Committee will review the claim and provide notice to the terminated employee, in writing, within 90 days after the claim is filed unless special circumstances require an extension of time for processing the claim. In no event shall the extension exceed a period of 90 days from the end of the initial period. In the event that any claim for benefits is denied in whole or in part, the terminated employee whose claim has been so denied shall be notified of such denial in writing by the Committee. The notice advising of the denial shall be written in a manner calculated to be understood by the terminated employee and shall set forth: (i) specific references to the pertinent Plan provisions on which the denial is based; (ii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary; and (iii) an explanation of the Plan's claim procedure and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

      Section 9.03 Appeals of Denied Claims for Benefits. All appeals shall be made by the following procedure:

            (a) The terminated employee whose claim has been denied shall file with the Committee a notice of appeal of the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of the claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

            (b) The claimant or his duly authorized representative may:

(i) request a review upon written notice to the Committee;

(ii) examine the Plan and obtain, upon request and without charge, copies of all information relevant to the claimant's appeal; and

(iii) submit issues and comments in writing.

            (c) The Named Appeals Fiduciary (as described in Section 9.04) shall issue a decision no later than 60 days after receipt of a request for review unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the terminated employee's notice of appeal.

            (d) The Named Appeals Fiduciary shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant.

            (e) The Named Appeals Fiduciary shall render a determination upon the appealed claim which determination shall be accompanied by a written statement setting forth:

(i) specific reasons for the decision, written in a manner calculated to be understood by the claimant;

(ii) specific references to the pertinent Plan provisions on which the decision is based;

(iii) the claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(iv) the claimant's right to bring a civil action under section 502(a) of ERISA.

      Section 9.04 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board of Directors, or, if no such person or persons be named, then the person or persons named by the Committee as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board of Directors, and any Named Appeals Fiduciary named by the Committee may be removed by the Committee. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and unless appointed to other fiduciary responsibilities, shall have no authority, responsibility or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

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                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.01 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which the Participant may expect to receive, contingently or otherwise, under this Plan.

      Section 10.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company or an Affiliate, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

      Section 10.03 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

      Section 10.04 Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future. Unless the Committee directs otherwise, the Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or a division or Affiliate thereof, (i) to acknowledge expressly that this Plan is binding upon and enforceable against such successor in accordance with the terms hereof, (ii) to become jointly and severally obligated with the Company to perform the obligations under this Plan, and (iii) to agree not to amend or terminate the Plan for a period of three (3) years after the date of succession without the consent of the affected Participant.

      Section 10.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

      Section 10.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

      Section 10.07 Unfunded Plan. The Plan shall not be funded. The Company may, but shall not be required to, set aside or designate an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company or an Affiliate which may be applied by the Company or an Affiliate to the payment of Benefits.

      Section 10.08 Payments to Incompetent Persons. Any Benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, its Affiliates, the Committee and all other parties with respect thereto.

      Section 10.09 Lost Payees. A Benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

      Section 10.10 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, to the extent not preempted by Federal law, without giving effect to any Pennsylvania choice of law provisions.

            IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the effective date described above.

                                        UGI CORPORATION

 Attest:

_________________________               By: _______________________________
Margaret M. Calabrese                        Robert H. Knauss
Secretary                                    Vice President & General Counsel

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                                   APPENDIX A

                                CHANGE OF CONTROL

            For purposes of the Plan, the term "Change of Control" shall have the meaning set forth below and the defined terms used in the definition of "Change of Control" shall have the meanings set forth below.

                  1. "Change of Control" shall mean:

                        (a) Any Person (except the Participant (as defined in the Plan), his Affiliates and Associates, UGI, any Subsidiary of UGI, any employee benefit plan of UGI or of any Subsidiary of UGI, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of UGI (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case unless the members of UGI's Executive Committee in office immediately prior to such acquisition determine within five business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the Change of Control provisions of this Plan; or

                        (b) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by UGI's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                        (c) Completion by UGI of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting

Securities, as the case may be, in any such case unless the members of UGI's Executive Committee in office immediately prior to such Business Combination determine at the time of such Business Combination that the circumstances do not warrant the implementation of the Change of Control provisions of this Plan; or

                        (d) Completion of (i) a complete liquidation or dissolution of UGI or (ii) sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition, in any such case unless the members of UGI's Executive Committee in office immediately prior to such sale or disposition determine at the time of such sale or disposition that the circumstances do not warrant the implementation of the Change of Control provisions of this Plan.

                  2. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  3. A Person shall be deemed the "Beneficial Owner" of any securities: (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of UGI; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

                  4. "Board" shall mean the Board of Directors of UGI.

                  5. "Person" shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

                  6. "Subsidiary" shall mean any corporation in which UGI, directly or indirectly, owns at least a 50% interest or an unincorporated entity of which UGI, directly or indirectly, owns at least 50% of the profits or capital interests.

                  7. "UGI" shall mean UGI Corporation.